Exhibit 99.1

ITG Reports Third Quarter 2016 Results

Announces Reserve for Inquiry into Discontinued Securities Lending Operations

Asia Pacific Operations Return to Profitability

NEW YORK, November 9, 2016  – ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended September 30, 2016.

Third Quarter 2016 Highlights

-	GAAP net loss of $23.9 million, or $0.73 per share compared to GAAP net income of $2.7 million, or $0.08 per share for the third quarter of 2015.

-

GAAP results for the third quarter of 2016 include the establishment of a reserve for the potential settlement of an SEC inquiry into activity involving pre-release American Depositary Receipts (ADRs). The firm discontinued transacting in pre-release ADRS in the fourth quarter of 2014. The settlement reserve of  $22.1 million, together with related legal expenses of $1.6 million in the quarter,  reduced after-tax earnings by $0.68 per share. A substantial portion of the reserve represents anticipated disgorgement of approximately $15 million in revenue for the period 2011 through the fourth quarter of 2014, as well as pre-judgment interest.  The rest relates to an anticipated civil monetary penalty.

GAAP results for the third quarter of 2016  were also impacted by (i) a translation gain that was reclassified from equity to earnings upon the substantial wind-down of the Company’s Israel entity, (ii) proceeds from an insurance claim for the recovery of previously expensed legal fees related to the arbitration settlement with ITG’s former CEO and (iii) the amount expensed for upfront awards granted to ITG’s current CEO. GAAP net income for the third quarter of 2015 includes legal and other fees related to the August 2015 SEC settlement of $2.5 million pre-tax, or $0.04 per share after taxes.

-

Adjusted net loss of $2.8 million, or $0.08 per share, compared to adjusted net income of $4.2 million, or $0.12 per share in the third quarter of 2015, in each case excluding the charges and gains listed above.

-	Revenues of $104.2 million, compared to revenues of $120.4 million in the third quarter of 2015.

-

GAAP expenses of $132.0 million and adjusted expenses of $109.7 million compared to GAAP expenses of $117.2 million and adjusted expenses of $114.7 million in the third quarter of 2015.  Adjusted expenses exclude the charges and gains listed above.

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Average daily trading volume in the U.S. of 116 million shares versus 152 million shares in the third quarter of 2015. POSIT® average daily U.S. volume was 45 million shares compared to 67 million shares in the third quarter of 2015. Total average daily U.S. volume traded through POSIT Alert® was 11 million shares, compared to 9 million shares in the third quarter of 2015.

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In Europe, average daily value traded in POSIT was $857 million compared to $1.2 billion in the third quarter of 2015, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe increased 26% compared to the third quarter of 2015.

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Repurchased 426,000 shares of common stock for a total of $7.2 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled $253 million for a total of 16.6 million shares, resulting in a decrease in shares outstanding, net of issuances, of more than 25%.

Commenting on the results, ITG President and Chief Executive Officer, Frank Troise, said, “We remain focused on executing on our strategic operating plan which includes investing in ITG’s global capabilities in liquidity, execution, analytics and workflow solutions. We are determined to address legacy issues, including through our efforts to reach a settlement of the SEC regulatory inquiry concerning pre-release ADRs.”

“While much work lies ahead, with disciplined investment and a commitment to excellence, we will continue to focus our efforts on gaining significant market share. We are assembling a team to deliver world-class client solutions and significant value for our shareholders,” he concluded.

Third Quarter Regional Segment Results

North American revenues were $62.5 million in the third quarter of 2016 compared to revenues of $80.9 million in the third quarter of 2015.

ITG reported a net loss of $4.8  million in North America in the third quarter of 2016,  compared to net income of $2.4 million in the third quarter of 2015.

U.S. revenues were $48.8 million, compared to $66.0 million in the third quarter of 2015 including the impact of the research divestitures in December 2015 and May 2016.

Canada revenues were $13.7 million, compared to $14.9 million in the third quarter of 2015,  including the impact of currency translation.

Europe and Asia Pacific revenues were $41.4 million in the third quarter of 2016 compared to $39.3 million in the third quarter of 2015,  including the impact of currency translation.

ITG reported net income for its Europe and Asia Pacific operations of $4.7 million in the third quarter of 2016 compared to $3.6 million in the third quarter of 2015.

European revenues were $28.9 million in the third quarter of 2016 and $29.0 million in the third quarter of 2015, including the impact of currency translation.

Asia Pacific revenues were $12.5 million, up from $10.3 million in the third quarter of 2015.

Corporate activity reduced GAAP net income by $23.8 million in the third quarter of 2016, including the reserve for a potential resolution of the pre-release ADR matter and related legal fees in the quarter, the translation gain,  the recovery of legal fees from insurance and the charges related to upfront awards to ITG’s current CEO.

Corporate activity reduced GAAP net income by $3.3 million in the third quarter of 2015, including the legal and other related fees associated with the August 2015 SEC settlement.

Corporate activity includes investment income and non-operating gains, as well as costs not associated with operating ITG's regional and product group business lines including, costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating items.

Year-to-Date Results

For the first nine months of 2016, revenues were $349.5 million and adjusted revenues were $347.0 million.  GAAP net loss for the first nine months of 2016 was $31.6 million, or $0.96 per share, and adjusted net loss was $1.7 million, or $0.05 per share.

For the first nine months of 2015, revenues were $410.6  million, GAAP net income was $9.2 million, or $0.26 per share, and adjusted net income was $32.3 million, or $0.92 per share.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP. Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, large write-offs, significant charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted revenues, adjusted expenses, adjusted pretax (loss) income, adjusted income tax (benefit) expense, adjusted net (loss) income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of adjusted revenues, adjusted expenses, adjusted pre-tax (loss) income, adjusted income tax (benefit) expense, adjusted net (loss) income and adjusted EBITDA to revenues, expenses, (loss) income before income tax (benefit) expense, income tax (benefit) expense and net (loss) income and related per share amounts as determined in accordance with GAAP for the three and nine months ended September 30, 2016 and September 30, 2015, respectively, are provided in the accompanying supplemental tables at the end of this release.

Conference Call on 3Q16 Results

An investor conference call to discuss ITG’s results will be held today at 8:00 am ET. Those wishing to listen to the call should dial 1-844-419-9270 (1-213-358-0776 outside the U.S.) and enter conference number 359 7794 at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available at: investor.itg.com. A replay will be available for one week by dialing 1-855-859-2056 (1-404-537-3406 outside the U.S.) and entering conference number 359 7794. The replay will be accessible  approximately two hours after the completion of the conference call.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via technology-enabled liquidity, execution, analytics and workflow solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit:   www.itg.com for more information.

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2015 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the ultimate resolution of the Securities and Exchange Commission’s inquiry regarding pre-released American Depositary Receipts (“ADRs”) and any customer or shareholder reaction to the matter or further proceedings or sanctions based on our ADR activity, the outcome of other contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of our stock price, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Commissions and fees	$83,485	$89,934	$277,141	$319,720
Recurring	19,214	26,659	63,220	80,038
Other	1,486	3,816	9,102	10,872
Total revenues	104,185	120,409	349,463	410,630

Expenses:
Compensation and employee benefits	45,127	46,305	145,906	157,612
Transaction processing	20,799	21,621	65,731	71,381
Occupancy and equipment	13,849	14,229	41,893	43,071
Telecommunications and data processing services	13,720	12,779	43,341	38,562
Restructuring charges	—	—	4,355	—
Other general and administrative	37,927	21,856	87,663	82,021
Interest expense	561	429	1,668	1,402
Total expenses	131,983	117,219	390,557	394,049
(Loss) income before income tax expense	(27,798)	3,190	(41,094)	16,581
Income tax (benefit) expense	(3,887)	480	(9,460)	7,348
Net (loss) income	$(23,911)	$2,710	$(31,634)	$9,233
(Loss) income per share:
Basic	$(0.73)	$0.08	$(0.96)	$0.27
Diluted	$(0.73)	$0.08	$(0.96)	$0.26
Basic weighted average number of common shares outstanding	32,725	33,859	33,006	34,066
Diluted weighted average number of common shares outstanding	32,725	34,547	33,006	34,976

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues by Geographic Region:
U.S. Operations	$48,774	$66,039	$173,677	$221,967
Canadian Operations	13,719	14,899	45,605	50,516
European Operations	28,894	28,899	92,236	99,079
Asia Pacific Operations	12,502	10,351	34,539	38,385
Corporate (non-product)	296	221	3,406	683
Total Revenues	$104,185	$120,409	$349,463	$410,630

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues by Product Group:
Execution Services (1)	$70,240	$85,734	$243,441	$304,128
Workflow Technology (2)	22,723	22,837	69,410	71,460
Analytics	10,926	11,617	33,206	34,359
Corporate (non-product)	296	221	3,406	683
Total Revenues	$104,185	$120,409	$349,463	$410,630

Notes:

(1)

In December 2015, the Company sold its energy research operations and in May 2016 the Company sold its remaining investment research operations, both of which were within the Research Sales and Trading (RS&T) product group. Beginning in the second quarter 2016, the remaining portfolio trading and high-touch execution offerings, previously grouped within RS&T, were combined with the electronic execution and liquidity solutions, previously grouped with the Electronic Brokerage (EB) product group, to form the new Execution Services product group to create an optimal alignment for cross-selling synergies. The entire historic activity of EB and RS&T, including the divested research operations, has been reclassified to the Execution Services product group to conform to the current presentation.

(2)	Previously known as Platforms.

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Cash and cash equivalents	$260,875	$330,653
Cash restricted or segregated under regulations and other	37,611	37,852
Deposits with clearing organizations	72,741	70,860
Securities owned, at fair value	8,678	5,598
Receivables from brokers, dealers and clearing organizations	283,012	1,036,777
Receivables from customers	74,869	49,176
Premises and equipment, net	52,663	55,496
Capitalized software, net	39,104	39,379
Goodwill	10,615	11,933
Intangibles, net	15,872	24,611
Income taxes receivable	8	128
Deferred taxes	35,629	23,590
Other assets	25,425	22,969
Total assets	$917,102	$1,709,022
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$165,387	$169,530
Short-term bank loans	133,487	81,934
Payables to brokers, dealers and clearing organizations	171,279	960,559
Payables to customers	25,606	9,957
Securities sold, not yet purchased, at fair value	6,143	2,637
Income taxes payable	6,032	17,017
Term debt	7,918	12,567
Total liabilities	515,852	1,254,201
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,410,571 and 52,300,885 shares issued at September 30, 2016 and December 31, 2015, respectively	525	523
Additional paid-in capital	242,573	239,090
Retained earnings	532,956	571,626
Common stock held in treasury, at cost; 19,846,254 and 19,207,419 shares at September 30, 2016 and December 31, 2015, respectively	(346,779)	(336,923)
Accumulated other comprehensive income (net of tax)	(28,025)	(19,495)
Total stockholders’ equity	401,250	454,821
Total liabilities and stockholders’ equity	$917,102	$1,709,022

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Total revenues	$104,185	$120,409	$349,463	$410,630
Less:
Other revenues - gains (1)	—	—	(2,438)	—
Adjusted revenues	104,185	120,409	347,025	410,630

Total expenses	131,983	117,219	390,557	394,049
Less:
Reserve for potential settlement related to ADRs and associated costs (2)	(23,743)	—	(23,743)	—
Restructuring (3)	—	—	(4,355)	—
Compensation awards for current CEO (4)	(541)	—	(3,857)	—
Arbitration case with former CEO and associated costs(5)	941	—	(6,580)	—
Settlement related to trading pilot and associated costs (6)	—	(2,551)	—	(25,198)
Gain from currency translation adjustment (7)	1,066	—	1,066	—
Adjusted expenses	109,706	114,668	353,088	368,851

(Loss) income before income tax (benefit) expense	(27,798)	3,190	(41,094)	16,581
Effect of adjustments	22,277	2,551	35,031	25,198
Adjusted pre-tax (loss) income	(5,521)	5,741	(6,063)	41,779

Income tax (benefit) expense	(3,887)	480	(9,460)	7,348
Tax effect of adjustments (1) – (6)	1,125	1,080	5,101	2,157
Adjusted income tax (benefit) expense	(2,762)	1,560	(4,359)	9,505

Net (loss) income	(23,911)	2,710	(31,634)	9,233
Net effect of adjustments	21,152	1,471	29,930	23,041
Adjusted net (loss) income	$(2,759)	$4,181	$(1,704)	$32,274

Diluted (loss) earnings per share	$(0.73)	$0.08	$(0.96)	$0.26
Net effect of adjustments	0.65	0.04	0.91	0.66
Adjusted diluted (loss) earnings per share	$(0.08)	$0.12	$(0.05)	$0.92

Notes:

(1)

In the second quarter of 2016, the Company received insurance proceeds of $2.4 million from its corporate insurance carrier to settle a claim for lost profits arising from an August 2015 outage in its outsourced primary data center in the U.S. Additionally, the Company generated a nominal gain on the completion of the sale of its investment research operations in May 2016.

(2)

In the third quarter of 2016, the Company accrued $22.1 million for a potential settlement with the SEC with respect to an inquiry involving pre-released ADRs and incurred legal fees associated with this matter of $1.6 million.

(3)

During the second quarter of 2016, the Company incurred restructuring charges related to (a) the reduction in its high-touch trading and sales organizations and (b) the closing of its U.S. matched-book securities lending operations and its Canadian arbitrage trading desk.

(4)

The Company’s current Chief Executive Officer was granted cash and stock awards upon the commencement of his employment in January 2016, a significant portion of which replaced awards he forfeited at his former employer. Due to U.S. tax regulations, only a small portion of the amount expensed for these awards was eligible for a tax deduction.

(5)

In the first half of 2016, the Company incurred a charge of $4.8 million, net of an insurance recovery of $0.5 million, to settle an arbitration case with its former CEO and incurred legal fees of $2.7 million.  During the three months ended September 30, 2016, the Company recorded a reimbursement of $0.9 million of these legal fees from its insurance carrier.

(6)

In the second quarter of 2015, the Company reserved $20.3 million for a settlement with the SEC related to an investigation into a proprietary trading pilot and incurred legal and related costs of $2.3 million. In the third quarter of 2015, the Company incurred $2.6 million in legal and related costs to finalize the settlement order.

(7)

In the three months ended September 30, 2016, the Company substantially completed the liquidation of its investment in its Israel entity that ceased operations in December 2013. During the Company’s period of ownership and through December 2013, the Company had accumulated foreign exchange translation gains as a component of equity, which have been reclassified as a gain that reduced other general and administrative expenses in the Condensed Consolidated Statement of Operations.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net (Loss) Income (1)(2)	$(23,911)	$2,710	$(31,634)	$9,233
Impact of adjustments, after-tax	21,152	1,471	29,930	23,041
Adjusted net (loss) income	(2,759)	4,181	(1,704)	32,274

Deduct:
Investment income	(281)	(215)	(904)	(658)

Add Back:
Interest expense	561	429	1,668	1,402
Provision for income taxes	(3,887)	480	(9,460)	7,348
Tax effect of adjustments	1,081	1,080	5,059	2,157
Depreciation and Amortization	10,767	11,050	32,450	33,324
Adjusted earnings before interest, taxes, depreciation, and amortization	$5,482	$17,005	$27,109	$75,847

Notes:

(1)	Net income includes pre-tax charges for non-cash stock-based compensation of $4.9 million and $2.7 million for the three months ended September 30, 2016 and 2015, respectively.
(2)	Net income includes pre-tax charges for non-cash stock-based compensation of $19.4 million and $12.2 million for the nine months ended September 30, 2016 and 2015, respectively.

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